Exhibit 10.1

FIRST AMENDMENT

          FIRST AMENDMENT, dated as of February 2, 2006 (this “First Amendment”), to the Amended and Restated Employment Agreement, dated as of March 11, 2005 (the “Agreement”), between SIRIUS SATELLITE RADIO INC., a Delaware corporation (the “Company”), and JAMES E. MEYER (the “Executive”).

WITNESSETH:

          WHEREAS, the Company and the Executive jointly desire to amend certain provisions of the Agreement in the manner provided for in this First Amendment;

          NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises contained herein, the Company and the Executive hereby agree as follows:

          1. Amendment of Section 3 (Term) of the Agreement. Section 3 of the Agreement is hereby amended by deleting “April 16, 2006” and substituting in lieu thereof “April 16, 2007.”

          2. Amendments of Section 4 (Compensation) of the Agreement. (a) Section 4(a) of the Agreement is hereby amended by deleting the figure “$540,750” and substituting in lieu thereof “$800,000.”

          (b) Sections 4(d) of the Agreement is hereby amended by deleting the sixth sentence thereof and substituting in lieu thereof the following:

“So long as the Executive has performed his obligations under this Agreement, if annual bonuses are awarded by the Board to executive officers of the Company with respect to the year ending December 31, 2007, the Executive shall be entitled to a bonus (pro rated to reflect the number of days in 2007 in which the Executive was an employee of the Company) for the year ending December 31, 2007.”

          3. Amendment of Section 11 (Consulting Agreement) of the Agreement. The Agreement is hereby amended by deleting Section 11 thereof, and substituting in lieu thereof the following:

          “11. Consulting Agreement. So long as this Agreement has not been terminated by the Company or the Employee pursuant to Section 6, and the Employee has complied with his obligations under this Agreement in all material respects, on April 15, 2007, the Company shall offer the Employee a consulting agreement. Such consulting agreement will expire on April 16, 2008. The Company shall agree to pay the Employee’s reasonable out-of-pocket expenses associated with the performance of his direct obligations under such consulting agreement, but shall not be entitled to any cash compensation from the Company during the term of such consulting agreement. As sole consideration for the services performed by the Employee under such consulting agreement, the Company shall permit any stock options held by the Employee to continue to vest and be exercisable during the term of such consulting agreement. Such consulting agreement shall be in form and substance acceptable to the Company in all other respects.”

          4. Stock Options and Restricted Stock Units. (a) On the date hereof, the Company shall grant to the Executive an option to purchase 1,350,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), at an exercise price of $5.54 per share, the closing price of the Common Stock on the Nasdaq National Market on the date hereof. Such options shall be subject to the terms and conditions set forth in the Option Agreement attached to this First Amendment as Exhibit A.

          (b) So long as the Agreement has not been terminated by the Company or the Executive pursuant to Section 6 of the Agreement, and the Executive has complied with his obligations under the Agreement in all material respects, on April 15, 2006, the Company shall grant to the Executive 300,000 restricted stock units. Such restricted stock units shall be subject to the terms and conditions set forth in the Restricted Stock Unit Agreement attached to this First Amendment as Exhibits B.

          5. No Other Amendments. Except as expressly amended, modified and supplemented by this First Amendment, the provisions of the Agreement are and shall remain in full force and effect.

          6. Governing Law. This First Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

          7. Counterparts. This First Amendment may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

          8. Entire Agreement. This First Amendment represents the entire agreement of the Company and the Executive with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the parties hereto relative to the subject matter hereof not expressly set forth or referred to herein.

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

SIRIUS SATELLITE RADIO INC.

By:	/s/	John H. Schultz

John H. Schultz
Senior Vice President,
Human Resources

/s/ James E. Meyer

James E. Meyer

Exhibit A

THIS OPTION HAS NOT BEEN REGISTERED UNDER STATE OR FEDERAL
SECURITIES LAWS. THIS OPTION MAY NOT BE TRANSFERRED EXCEPT
BY WILL OR UNDER THE LAWS OF DESCENT AND DISTRIBUTION.

AMENDED AND RESTATED SIRIUS SATELLITE RADIO
2003 LONG-TERM STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

          THIS STOCK OPTION AGREEMENT (this “Agreement”), dated as of February 2, 2006, between SIRIUS SATELLITE RADIO INC., a Delaware corporation (the “Company”), and JAMES E. MEYER (the “Employee”).

          1. Grant of Option; Vesting. (a) Subject to the terms and conditions of this Agreement and the Amended and Restated Sirius Satellite Radio 2003 Long-Term Stock Incentive Plan (as amended, the “Plan”), the Company hereby grants to the Employee the right and option (this “Option”) to purchase up to one million three hundred and fifty thousand (1,350,000) shares (the “Shares”) of common stock, par value $0.001 per share, of the Company at a price per share of $5.54 (the “Exercise Price”). This Option is not intended to qualify as an Incentive Stock Option for purposes of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). In the case of any stock split, stock dividend or like change in the Shares occurring after the date hereof, the number of Shares and the Exercise Price shall be adjusted as set forth in Section 4(b) of the Plan.

          (b) Subject to the terms and conditions of this Section 1(b), the Shares shall vest and be exercisable as follows:

(i) three hundred thirty seven thousand five hundred (337,500) Shares shall vest and become exercisable on February 2, 2007 if the Employee continues to be employed by the Company on February 2, 2007;

          (ii) three hundred thirty seven thousand five hundred (337,500) Shares shall vest and become exercisable on February 2, 2008 if the Employee continues to be employed by the Company on February 2, 2008;

          (iii) three hundred thirty seven thousand five hundred (337,500) Shares shall vest and become exercisable on February 2, 2009 if the Employee continues to be employed by the Company on February 2, 2009; and

          (iv) three hundred thirty seven thousand five hundred (337,500) Shares shall vest and become exercisable on February 2, 2010 if the Employee continues to be employed by the Company on February 2, 2010.

          (c) If the Employee’s employment with Company terminates for any reason, this Option, to the extent not then vested, shall immediately terminate without consideration; provided that if the Employee’s employment terminates (i) due to death the unvested portion of this Option, to the extent not previously canceled or forfeited, shall immediately become vested and exercisable; or (ii) due to Disability (as defined below), without Cause (as defined in the Amended and Restated Employment Agreement, dated as of March 11, 2005 (as amended, supplemented or otherwise modified, the “Employment Agreement”), between the Company and the Employee), or by the Employee for Good Reason (as defined in the Employment Agreement), the unvested portion of this Option, to the extent not previously canceled or forfeited, shall vest in accordance with the terms of this Agreement, but any conditions contained in this Agreement which would require the Employee to be an employee of the Company on a specified date shall have no force or effect. The extension of this Option following the termination of the Employee due to Disability, without Cause or by the Employee for Good Reason shall be conditioned upon the Employee executing a release in accordance with Section 6(f) of the Employment Agreement.

          2. Term. This Option shall terminate on February 2, 2016; provided that if:

          (a) the Employee’s employment with the Company is terminated due to the Employee’s death or Disability, terminated by the Company without Cause or by the Employee for Good Reason, the Employee may exercise the vested portion of this Option for one year following the later of the date of (i) such termination and (ii) the vesting of such Option, but not later than February 2, 2016;

          (b) the Employee’s employment with the Company is terminated for Cause, the Employee may exercise the vested portion of this Option until ninety days following the date of such termination, but not later than February 2, 2016; and

          (c) the Employee voluntarily terminates his employment with the Company without Good Reason, the Employee may exercise the vested portion of this Option until ninety days following the date of such termination, but not later than February 2, 2016.

Subject to the terms of the Plan, if the Employee’s employment is terminated by death, this Option shall be exercisable only by the person or persons to whom the Employee’s rights under such Option shall pass by the Employee’s will or by the laws of descent and distribution of the state or county of the Employee’s domicile at the time of death. “Disability” shall mean the Employee is unable to perform the essential duties and functions of his position because of a disability, even with a reasonable accommodation, for one hundred eighty days within any three hundred sixty-five day period. Upon making a determination of Disability, the Company shall determine the date of the Employee’s termination of employment. Subject to the terms of the Plan, if the Employee’s employment is terminated by Disability under circumstance in which it is reasonable to conclude that the Employee does not have the ability to exercise this Option, this Option shall be exercisable by the person or persons who have been legally appointed to act in the name of the Employee.

          3. Exercise. Subject to Sections 1 and 2 of this Agreement and the terms of the Plan, this Option may be exercised, in whole or in part, by means of a written notice of exercise signed and delivered by the Employee (or, in the case of exercise after death of the Employee, by the executor, administrator, heir or legatee of the Employee, as the case may be, or, in the case of exercise after the termination of the Employee as a result of a Disability under circumstance in which it is reasonable to conclude that the Employee does not have the ability to exercise this Option, by the person or persons who have been legally appointed to act in the name of the Employee) to the Company at the address set forth herein for notices to the Company. Such notice shall (a) state the number of Shares to be purchased and the date of exercise, and (b) be accompanied by payment of the Exercise Price in cash or such other method of payment as may be permitted by Section 6(d) of the Plan, subject, in the case of a broker-assisted exercise, to applicable law.

          4. Non-transferable. This Option may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than (a) by will or by the applicable laws of descent and distribution or (b) in accordance with the provisions of Section 14(a)(iii) of the Plan, and shall not be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or of any right or privilege conferred hereby shall be null and void.

          5. Withholding. Prior to delivery of the Shares purchased upon exercise of this Option, the Company shall determine the amount of any United States federal, state and local income tax, if any, which is required to be withheld under applicable law and shall, as a condition of exercise of this Option and delivery of certificates representing the Shares purchased upon exercise of this Option, collect from the Employee or, subject to such rules as may be established by the administrator of the Plan, from a broker who has been instructed by the Employee to sell Shares deliverable upon exercise of this Option, the amount of any such tax to the extent not previously withheld.

          6. Rights of the Employee. Neither this Option, the execution of this Agreement nor the exercise of any portion of this Option shall confer upon the Employee any right to, or guarantee of, continued employment by the Company, or in any way limit the right of the Company to terminate employment of the Employee at any time, subject to the terms of any written employment or similar agreement between the Company and the Employee.

          7. Professional Advice. The acceptance and exercise of this Option may have consequences under federal and state tax and securities laws that may vary depending upon the individual circumstances of the Employee. Accordingly, the Employee acknowledges that the Employee has been advised to consult his personal legal and tax advisor in connection with this Agreement and this Option.

          8. Agreement Subject to the Plan. The Option and this Agreement are subject to the terms and conditions set forth in the Plan, which terms and conditions are incorporated herein by reference. A copy of the Plan previously has been delivered to the Employee. This Agreement, the Employment Agreement and the Plan constitute the entire understanding between the Company and the Employee with respect to this Option.

          9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, and shall bind and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of the parties hereto.

          10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or when telecopied (with confirmation of transmission received by the sender), three business days after being sent by certified mail, postage prepaid, return receipt requested or one business day after being delivered to a nationally recognized overnight courier with next day delivery specified to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

Company:	Sirius Satellite Radio Inc.
1221 Avenue of the Americas
36th Floor
New York, New York 10020
Attention: General Counsel

Employee:	James E. Meyer
Address on file at the office of the Company

Notices sent by email or other electronic means not specifically authorized by this Agreement shall not be effective for any purpose of this Agreement.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

SIRIUS SATELLITE RADIO INC.

By:

	John H. Schultz	James E. Meyer
Senior Vice President,
Human Resources

Exhibit B

THE RSUs HAVE NOT BEEN REGISTERED UNDER STATE OR FEDERAL SECURITIES
LAWS. THE RSUs MAY NOT BE TRANSFERRED EXCEPT
BY WILL OR UNDER THE LAWS OF DESCENT AND DISTRIBUTION.

AMENDED AND RESTATED SIRIUS SATELLITE RADIO
2003 LONG-TERM STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

          THIS RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”), dated as of April 16, 2006, between SIRIUS SATELLITE RADIO INC., a Delaware corporation (the “Company”), and JAMES E. MEYER (the “Employee”).

          1. Grant of RSUs. Subject to the terms and conditions of this Agreement, the Company hereby grants three hundred thousand (300,000) restricted share units (“RSUs”) to the Employee. This grant is made pursuant to the terms of the Amended and Restated Sirius Satellite Radio 2003 Long-Term Stock Incentive Plan (as amended, the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Each RSU represents the unfunded, unsecured right of the Employee to receive one share of common stock, par value $.001 per share, of the Company (each, a “Share”) on the date or dates specified in this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

          2. Dividends. If on any date while RSUs are outstanding the Company shall pay any dividend on the Shares (other than a dividend payable in Shares), the number of RSUs granted to the Employee shall, as of the record date for such dividend payment, be increased by a number of RSUs equal to: (a) the product of (x) the number of RSUs held by the Employee as of such record date, multiplied by (y) the per Share amount of any cash dividend (or, in the case of any dividend payable, in whole or in part, other than in cash, the per Share value of such dividend, as determined in good faith by the Company), divided by (b) the average closing price of a Share on the Nasdaq National Market on the twenty trading days preceding, but not including, such record date. In the case of any dividend declared on Shares that is payable in the form of Shares, the number of RSUs granted to the Employee shall be increased by a number equal to the product of (1) the aggregate number of RSUs held by the Employee on the record date for such dividend, multiplied by (2) the number of Shares (including any fraction thereof) payable as a dividend on a Share. In the case of any other change in the Shares occurring after the date hereof, the number of RSUs shall be adjusted as set forth in Section 4(b) of the Plan.

          3. No Rights of a Stockholder. The Employee shall not have any rights as a stockholder of the Company until the Shares have been registered in the Company’s register of stockholders.

          4. Issuance of Shares subject to RSUs. (a) Subject to earlier issuance pursuant to the terms of this Agreement or the Plan, on April 16, 2007, the Company shall issue, or cause there to be transferred, to the Employee one hundred thousand (300,000) Shares, representing an equal number of the RSUs granted to the Employee under this Agreement, if the Employee continues to be employed by the Company on April 15, 2007.

          (b) If the Employee’s employment with Company terminates for any reason, the RSUs shall immediately terminate without consideration; provided that if the Employee’s employment terminates (i) due to death the Company shall issue within 30 days, or cause there to be transferred within 30 days, to the Employee or his estate Shares equal to the unvested portion of the RSUs, to the extent not previously canceled or forfeited, or (ii) due to or Disability (as defined below), without Cause (as defined in the Amended and Restated Employment Agreement, dated as of March 11, 2005 (as amended, supplemented or otherwise modified, the “Employment Agreement”), between the Company and the Employee), or by the Employee for Good Reason (as defined in the Employment Agreement), the unvested portion of the RSUs, to the extent not previously canceled or forfeited, shall vest in accordance with the terms of this Agreement, but any conditions contained in this Agreement which would require the Employee to be an employee of the Company on a specified date shall have no force or effect. “Disability” shall mean the Employee is unable to perform the essential duties and functions of his position because of a disability, even with a reasonable accommodation, for one hundred eighty days within any three hundred sixty-five day period. Upon making a determination of Disability, the Company shall determine the date of the Employee’s termination of employment. The waiver of the condition that the Employee be an employee of the Company contained above in the event of the termination of the Employee due to Disability, without Cause or by the Employee for Good Reason shall be conditioned upon the Employee executing a release in accordance with Section 6(f) of the Employment Agreement.

          5. Term. This Agreement shall terminate on April 17, 2007.

          6. Non-transferable. The RSUs may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of RSUs or of any right or privilege conferred hereby shall be null and void.

          7. Withholding. Prior to delivery of the Shares pursuant to this Agreement, the Company shall determine the amount of any United States federal, state and local income tax, if any, which is required to be withheld under applicable law and shall, as a condition of delivery of certificates representing the Shares pursuant to this Agreement, collect from the Employee the amount of any such tax to the extent not previously withheld.

          8. Rights of the Employee. Neither this Agreement nor the RSUs shall confer upon the Employee any right to, or guarantee of, continued employment by the Company, or in any way limit the right of the Company to terminate the employment of the Employee at any time, subject to the terms of any written employment or similar agreement between the Company and the Employee.

          9. Professional Advice. The acceptance of the RSUs may have consequences under federal and state tax and securities laws that may vary depending upon the individual circumstances of the Employee. Accordingly, the Employee acknowledges that the Employee has been advised to consult his personal legal and tax advisor in connection with this Agreement and the RSUs.

          10. Agreement Subject to the Plan. This Agreement and the RSUs are subject to the terms and conditions set forth in the Plan, which terms and conditions are incorporated herein by reference. A copy of the Plan previously has been delivered to the Employee. This Agreement, the Employment Agreement and the Plan constitute the entire understanding between the Company and the Employee with respect to the RSUs.

          11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, and shall bind and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of the parties hereto.

          12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or when telecopied (with confirmation of transmission received by the sender), three business days after being sent by certified mail, postage prepaid, return receipt requested or one business day after being delivered to a nationally recognized overnight courier with next day delivery specified to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

Company:	Sirius Satellite Radio Inc.
1221 Avenue of the Americas
36th Floor
New York, New York 10020
Attention: General Counsel

Employee:	James E. Meyer
Address on file at the
office of the Company

Notices sent by email or other electronic means not specifically authorized by this Agreement shall not be effective for any purpose of this Agreement.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

SIRIUS SATELLITE RADIO INC.

By:

	John H. Schultz	James E. Meyer
Senior Vice President,
Human Resources